NON-CIRCUMVENTION AND NON-DISCLOSURE AGREEMENT

This Agreement is made the as of the 14th day of July, 2005,

BETWEEN:

                       Essentially Yours Industries, Inc.,
               a Nevada corporation, having a business located at
                               7865 Edmonds Street
                          Burnaby, BC, Canada, V3N 1B9
                                     ("EYI")

                                                               OF THE FIRST PART

AND:

                   Metals & Arsenic Removal Technology, Inc.,
           a North Carolina corporation, having a business located at
                               3719 Junction Blvd.
                          Raleigh, North Carolina 27603
                                    ("MARTI")

                                                              OF THE SECOND PART

WHEREAS:

A. MARTI is engaged in the manufacture and sale of water treatment products, which include water filtration cartridges and systems exclusively designed and manufactured by MARTI for EYI, for the exclusive distribution and resale by EYI, worldwide;

B. EYI and MARTI (individually, the "Party", and collectively, the "Parties") have entered into a distribution agreement, titled "Reseller Agreement", made as of May 11, 2005, amended by an amendment agreement made as of July 14, 2005;

C. The Parties wish to execute this Agreement to protect them on a world-wide basis against the circumvention of one by the other through unauthorized contacts with a party's business sources during the period covered by the Agreement, and;

D. The Parties wish to execute this Agreement for their joint protection against the communication of information that is proprietary in nature, and/or that is intrinsically valuable or is potentially harmful to the business of either of the parties, if divulged to another.

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                                       2


NOW THEREFORE THIS AGREEMENT witnesses that in exchange for the information the Parties give each other, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Each Party covenants with the other Party to refrain from soliciting business and contacts from sources not their own, which have been made available or introduced are in the future made available or introduced to them via this Agreement or by the other Party ("Protected Business Contacts"), whether such solicitation is direct or indirect, without first obtaining the express written permission of the Party who made the original introduction. Each Party also agrees to refrain from doing business with such Protected Business Contacts without first obtaining the express written permission of the Party who made the original introduction.

2. The Parties agree to keep confidential the names of any Protected Business Contacts, including purchasers, suppliers, business prospects, customers, banks, corporations, organizations, individuals, licensors, licensees, or agents of any of the above, introduced by either of the Parties or by the agent of a Party, to the other. The identities of these individuals shall remain confidential during the term specified in this Agreement. Information such as telephone, telex, or facsimile numbers, e-mail addresses, mailing lists, addresses, computer databases and technical / commercial / financial data, as well as any matter which could reasonably be expected to cause technical / commercial / financial damages, directly or indirectly, to either of the parties, shall be accorded confidentiality under this Agreement. All such information is herein referred to as "Confidential Information".

3. Each Party acknowledges to the other that any information to be furnished is, in all respects, confidential in nature, and that any disclosure or use of same by the Party, except as provided for in this Agreement, may cause serious harm or damage to the other Party and its owners, directors, officers, employees, agents and representatives. Therefore, each Party covenants that it will not use the Confidential Information for any purpose other than as stated above, and agrees that it will not either directly or indirectly by agent, employee or representative, disclose the Confidential Information either in whole or in part to any third party, without the prior written consent of the other Party, provided however, that the Confidential Information furnished may be disclosed only to its legal or financial advisors who require such Confidential Information for the purposes of evaluating any possible transaction (it being understood that those advisors shall be bound under the terms contained herein, and shall be informed by the Party of the confidential nature of such Confidential Information and the terms of this Agreement, and will be directed by the Party to treat the Confidential Information as set out herein).

4. The aforesaid obligations do not apply to any Confidential Information that is:

      (a)   publicly known; or

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                                       3


      (b) is given to the Party by someone else who is not obligated to maintain confidentiality; or

      (c)   is required in an SEC filing.

5. Any violation of this Agreement shall entitle the wronged party to compensation for such damage as may be reasonably shown to have resulted from the violation. In the event that any action is brought to enforce this Agreement, the prevailing party will be entitled to recover its costs of enforcement including, without limitation, reasonable legal fees and court costs.

6. The Parties acknowledge and agree that the extent of damage to EYI in the event of a breach by MARTI of any of the covenants contained in the Agreement will be difficult or impossible to ascertain and that there will be no adequate remedy in law available to EYI of such breach. Consequently, MARTI agrees that in the event of such breach, EYI, in addition to receiving damages, will be entitled to enforce any and all covenants contained in this Agreement by injunctive or other equitable relief.

7. The Parties acknowledge and agree that the extent of damage to MARTI in the event of a breach by EYI of any of the covenants contained in the Agreement will be difficult or impossible to ascertain and that there will be no adequate remedy in law available to MARTI of such breach. Consequently, EYI agrees that in the event of such breach, MARTI, in addition to receiving damages, will be entitled to enforce any and all covenants contained in this Agreement by injunctive or other equitable relief.

8. This Agreement shall be in effect for a period that is the longer of Five (5) Years from the date of execution of this Agreement, and the duration of the Reseller Agreement and any extensions thereof, and shall apply to all transactions executed or initiated during that period. It shall apply to principals and agents and shall include follow-up contacts, repeats, roll-overs, extensions and renegotiated contracts or the equivalent.

9. All notices, demands or consents required or permitted under this Agreement will be in writing and will be delivered personally or sent by facsimile or registered mail to the respective parties at the addresses as set out herein or at such other addresses as may be given by either party to the other in writing.

10. No waiver, amendment or modification of any provisions of this Agreement will be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No failure or delay by either party in exercising any right, power or remedy under this Agreement accept as specifically provided in this Agreement will operate as a waiver of any such right, power or remedy.

11. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, they are to that extent deemed to be omitted and the remaining provisions of this Agreement will remain in full force and effect.

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                                       4


12. This instrument contains the entire Agreement of parties and replaces all previous communications, representations, understandings and agreements whether verbal or written. This Agreement shall be construed under the laws of the Province of British Columbia, Canada, without reference to its conflict of laws rules, and controversies and claims arising from this agreement shall be brought only in the courts of British Columbia, Canada.

13. Nothing in this agreement affects any previous agreements or understandings of the parties. MARTI has granted to EYI the following:

      (a)   certain specialty formulated MARTI products for EYI private label.
      (b)   all other rights assigned in the agreement dated May 11, 2005.

IN WITNESS WHEREOF the parties have executed this Agreement on the date written above.


ESSENTIALLY YOURS INDUSTRIES, INC.

Per:


/s/ Dori O'Neill
------------------------------------------

Dori O'Neill
------------------------------------------
Name

Executive VP and COO
------------------------------------------
Title


METAL AND ARSENIC REMOVAL TECHNOLOGY, INC.

Per:



/s/ Dennis Mast
------------------------------------------

Dennis Mast
------------------------------------------
Name

Chief Executive Officer
------------------------------------------
Title